PRICING SUPPLEMENT NO. 84 (Amended)                               Rule 424(b)(3)
DATED: May 5, 1999                                            File No. 333-61437

(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000                        Floating Rate Notes [_]             Book Entry Notes [x]

Original Issue Date: 5/6/99                          Fixed Rate Notes [x]                Certificated Notes [_]

Maturity Date: 5/8/2000                                                                  CUSIP #:  073928 JH 7

Option to Extend Maturity:                           No  [x]

                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)

N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  5.265%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:



Interest Rate Basis:                                                  Maximum Interest Rate:

[_]        Commercial Paper Rate                                      Minimum Interest Rate:

[_]        Federal Funds Rate                                         Interest Reset Date(s):

[_]        Treasury Rate                                              Interest Reset Period:

[_]        LIBOR Reuters                                              Interest Payment Date(s):

[_]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate

 Initial Interest Rate:                                                Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

-----------------------------------------------------------

*        On November 8, 1999 and May 8, 2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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